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                                                                   EXHIBIT 10.43


                                  BRYLANE INC.

                NONQUALIFIED PERFORMANCE STOCK OPTION AGREEMENT


          THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of _____________, 199__ by and between Brylane Inc., a Delaware corporation (the "Company"), and _____________ ("Optionee") pursuant to the Brylane Inc. 1996 Performance Stock Option Plan dated ___________, 1996 (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.


                                R E C I T A L S:
                                - - - - - - - -


          A. Optionee is an employee or consultant of Brylane, L.P., a Delaware limited partnership and wholly-owned subsidiary of the Company (the "Partnership"), and/or of a direct or indirect subsidiary of the Partnership (individually, a "Subsidiary" and collectively, the "Subsidiaries") or an independent member of the Board of Directors or Board of Representatives of the Company and/or its Subsidiaries.

          B. The Partnership has previously granted to Optionee the right to purchase units of limited partnership interests of the Partnership ("Units") pursuant to a Performance Partnership Unit Option Agreement by and between the Partnership and Optionee dated [August 30, 1993] (the "Unit Option Agreement") and the 1993 Performance Partnership Unit Option Plan of the Partnership (the "Unit Option Plan").

          C. Pursuant to the terms of Section 13(c) of the Unit Option Plan, upon the formation of IPO Corporation (as defined in the Unit Option Plan, with the term IPO Corporation understood to refer to the Company), the Company may terminate the Unit Option Plan and all Unit Option Agreements if a new plan is adopted and new option agreements are issued by the Company; provided, however, that each participant under the Unit Option Plan shall have the right to purchase the number of shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company that each participant would have received upon formation of the Company in exchange for Units representing the same number of Units which each participant would have been entitled to purchase (subject to satisfaction of vesting provisions) pursuant to the terms of the Unit Option Plan and applicable Unit Option Agreement immediately prior to the formation of the Company. Pursuant to Section 7(e) or 7(f) of the Unit Option Agreement, as applicable, Participant agreed to take such actions and to execute such agreements and documents as are necessary or desirable in connection with the foregoing, the formation of the Company and consummation of all transactions related thereto.

          D. The Company now desires to grant Optionee the right to purchase shares of Common Stock of the Company pursuant to the terms and conditions of this Agreement and the Plan in connection with the termination and cancellation of the options
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held by Optionee pursuant to the Unit Option Agreement and the termination of the Unit Option Plan.


                               A G R E E M E N T:
                               - - - - - - - - -


          NOW, THEREFORE, in consideration of the covenants hereinafter set forth, in order to implement the transactions contemplated in connection with the termination of the Unit Option Plan and the prior agreements set forth in the Unit Option Agreement, the parties agree as follows:

          1.  Option; Number of Shares.  The Company hereby grants to Optionee
              ------------------------
the right (the "Option") to purchase up to a maximum of _______ shares (the "Shares") of Common Stock at a price of $10.00 per share (the "Option Price") to be paid in accordance with Section 6 hereof; which Option is granted under
Section 12 of the Plan in substitution for the options held by Optionee pursuant to the Unit Option Agreement and as contemplated by Section 13(c) of the Unit Option Plan. The Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.  Performance Criteria and Vesting.  The Option shall vest, in whole
              --------------------------------
or in part as specified on Schedule A hereto, (i) at such time that the Business
                           ----------
(as defined on Schedule A hereto) achieves the performance criteria (the "Performance Criteria") during the performance measurement period (the "Measurement Period") and/or (ii) upon the passage of time, as specified on said Schedule A. The Committee shall determine the extent to which the Business has achieved the Performance Criteria following the conclusion of the Measurement Period and, consequently, the extent, if at all, that the Option has vested. To the extent the Option has not vested and does not also vest based on the passage of time, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it may be exercised.

          3.  Effectiveness; Term of Agreement.
              --------------------------------

          (a) This Agreement shall become effective immediately prior to the time that the Company completes an initial public offering (an "Initial Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") that results in (i) receipt by the Company of at least $30,000,000 of gross proceeds from the sale of newly issued stock or
(ii) the sale of newly issued Common Stock representing at least 20% of the outstanding common stock of the Company (after giving effect to such offering); provided that such time must occur prior to June 30, 1997;

                                       2.
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provided, further, that if the Company completes an Initial Public Offering prior to June 30, 1997 that does not satisfy the requirements of clause (i) or
(ii) of this sentence, a new option agreement containing all rights and obligations required to be contained therein pursuant to the Unit Option Agreement will be executed by the Company and Optionee. Until such effective time occurs, the Unit Option Agreement shall remain in effect.

          (b) The Option, and Optionee's right to exercise the Option, shall terminate when the first of the following occurs:

          (i) termination pursuant to Section 2 hereof or Sections 11, 15 or 16 of the Plan;

          (ii) the expiration of either 10 years from August 30, 1993 if the Option has become vested pursuant to Section 3(a) of Schedule A hereto or 16 years from August 30, 1993 if the Option has become vested pursuant to Section 3(b) of Schedule A hereto; or

          (iii) 90 days after the date of termination of Optionee's employment or other relationship with the Company and the Subsidiaries, unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's employment or consulting relationship with the Company and the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or other relationship with the Company and the Subsidiaries.


          4.  Termination of Employment or Other Relationship.  The termination
              -----------------------------------------------
for any reason of Optionee's employment or other relationship with the Company and the Subsidiaries shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

          5.  Death of Optionee; No Assignment.  The rights of Optionee under
              --------------------------------
this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee; provided, however, that in the event of disability (within the meaning of Section 22(e)(3) of the Code) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign,

                                       3.
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hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in an employment or consulting relationship with the Company and/or any Subsidiary, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

          6.  Exercise of Option.  On or after the vesting of the Option in
              ------------------
accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Company at its principal executive offices:

          (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 100) or all of the Shares (if less than 100 Shares then remain covered by the Option) then being purchased;

          (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

          (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's or the Partnership's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Company and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Company or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

          (d) a written representation and undertaking, if requested by the Company pursuant to Section 8(b) hereof, in such form and substance as the Company may require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

          7.  Registration Rights.  If Optionee cannot transfer the shares of
              -------------------
Common Stock to be received from the Company upon exercise of this Option in compliance with Rule 701 under the Act, the Company shall, within 120 days of the first date that this Option

                                       4.
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is vested, cause the shares of Common Stock to be received upon exercise of this
Option to be registered under the Act on a registration statement on Form S-8 (which may, if necessary to permit resales, include a resale prospectus in appropriate form).

          8.  Representations and Warranties of Optionee.
              ------------------------------------------

          (a) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

          (b) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares.

          (c) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

          9.  No Rights as a Stockholder.  Optionee shall have no rights as a
              --------------------------
stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          10.  Limitation of Company's Liability for Nonissuance.  Inability of
               -------------------------------------------------
the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

          11.  This Agreement Subject to Plan.  This Agreement is made under the
               ------------------------------
provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Company's principal

                                       5.
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executive offices upon request and without charge.  The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

          12.  Restrictive Legends.  Optionee hereby acknowledges that federal
               -------------------
securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

          13.  Notices.  All notices, requests and other communications
               -------
hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

                                 If to the Company:

                                 Brylane Inc.
                                 463 Seventh Ave., 21st Floor
                                 New York, New York  10018

                                 If to Optionee:

                                 __________________________
                                 __________________________
                                 __________________________


          14.  Not an Employment or Other Agreement.  Nothing contained in this
               ------------------------------------
Agreement shall confer, intend to confer or imply any rights to an employment or other relationship or rights to a continued employment or other relationship with the Company and/or any Subsidiary in favor of Optionee or limit the ability of the Company and/or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment or other relationship with Optionee, subject to the terms of any written employment or other agreement to which Optionee is a party.

                                       6.
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          15.  Governing Law.  This Agreement shall be construed under and
               -------------
governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

          16.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and both of which together shall be deemed one Agreement.

                                       7.
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          IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the date first above written.

                                        THE COMPANY:

                                        BRYLANE INC.
                                        a Delaware corporation



                                        By:  ___________________________
                                        Title:_____________________


                                        OPTIONEE:



                                        ________________________________

                                       8.